UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                                (AMENDMENT NO. 2)
Filed by the Registrant                                                      [X]
Filed by a Party other than the Registrant                                   [_]

Check the appropriate box:
[_]      Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[_]      Soliciting Material Pursuant to 240.14a-12

                        Hartford HLS Series Fund II, Inc.
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1)    Title of each class of securities to which transaction applies:
         (2)    Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4)    Proposed maximum aggregate value of transaction:
         (5)    Total fee paid:

[_]      Fee paid previously by written preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:
         (2)    Form, Schedule or Registration Statement No.:
         (3)    Filing Party:
         (4)    Date Filed:

October 13, 2006

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                           [FORM OF WEBSITE MESSAGE]

FOR: www.hartfordinvestor.com
-----------------------------

MIDCAP STOCK HLS PAGE


Next page:

Hartford MidCap Stock HLS Fund (the "Fund") intends to hold a shareholder meeting on November 16, 2006. Proxy Statement packages were mailed on or about October 3, 2006 to shareholders who were registered owners of the Fund as of September 8, 2006.



As is customary with a proxy solicitation, we have engaged a proxy solicitation service - MIS, an ADP Company - to assist us in achieving the necessary votes. To reduce the expense of the solicitation, and avoid client phone calls from the proxy solicitation service, please vote as quickly as possible.


Shareholders of the Fund are being asked to consider one proposal:

     1. To approve a sub-advisory agreement between HL Investment Advisors LLC, the Fund's investment manager, and Hartford Investment Management Company ("Hartford Investment Management"), an affiliate of HL Investment Advisors LLC, pursuant to which Hartford Investment Management will serve as the sole sub-adviser of the Fund and manage the Fund's assets.

Complete details can be found in the attached sample Proxy Package along with the Fund's annual report for the year ended December 31, 2005, semi-annual report for the period ended June 30, 2006, and a link to the voting website. If you should have any questions please refer to the Q&A which is attached below as well.

Once you have received your Proxy Package, please read the full proxy statement. Then sign, date and return your proxy card in the postage-paid envelope. Or you can easily cast your vote by simply clicking on the link below and following the instructions. Thank you for your cooperation and for participating.



VARIABLE LIFE, VARIABLE ANNUITY, AND OTHER QUALIFIED RETIREMENT PLANS (401K, 457, 403B):

o    Hartford MidCap Stock HLS Fund Proxy Package

o    The Hartford HLS Funds December 31, 2005 Annual Report

o    The Hartford HLS Funds June 30, 2006 Semi-Annual Report

o    The Hartford HLS Funds Proxy Q&A

o    VOTE HERE! (LINK TO www.proxyweb.com)


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FOR: HIFP
---------

MIDCAP STOCK HLS PAGE



Hartford MidCap Stock HLS Fund (the "Fund") intends to hold a shareholder meeting on November 16, 2006. Proxy Statement packages were mailed on or about October 3, 2006 to shareholders who were registered owners of the Fund as of September 8, 2006.



As is customary with a proxy solicitation, we have engaged a proxy solicitation service - MIS, an ADP Company - to assist us in achieving the necessary votes. To reduce the expense of the solicitation, and avoid client phone calls from the proxy solicitation service, please urge your clients to vote as quickly as possible.


Shareholders of the Fund are being asked to consider one proposal:

     1. To approve a sub-advisory agreement between HL Investment Advisors LLC, the Fund's investment manager, and Hartford Investment Management Company ("Hartford Investment Management"), an affiliate of HL Investment Advisors LLC pursuant to which Hartford Investment Management will serve as the sole sub-adviser of the Fund and manage the Fund's assets.

Complete details can be found in the attached sample Proxy Package along with the Fund's annual report for the year ended December 31, 2005, semi-annual report for the period ended June 30, 2006, and a link to the voting website. If you should have any questions please refer to the Q&A which is attached below as well.

Once your clients have received and read their Proxy Statement, they can easily cast their votes by signing, dating and returning their proxy card in the postage-paid envelope. Alternatively, they can call the toll-free number listed on their proxy card or simply log onto www.hartfordinvestor.com and follow the instructions listed when they click on the "Points of Interest" article. Thank you for your cooperation.


VARIABLE LIFE, VARIABLE ANNUITY, AND OTHER QUALIFIED RETIREMENT PLANS (401K, 457, 403B):

o    Hartford MidCap Stock HLS Fund Proxy Package

o    The Hartford HLS Funds December 31, 2005 Annual Report

o    The Hartford HLS Funds June 30, 2006 Semi-Annual Report

o    The Hartford HLS Funds Proxy Q&A

o    VOTE HERE! (www.proxyweb.com)

             [FORM OF 2006 HARTFORD MIDCAP STOCK HLS FUND PROXY Q&A]
             -------------------------------------------------------

WE ENCOURAGE YOU TO READ THE FULL PROXY STATEMENT WHICH IS AVAILABLE ON www.hartfordinvestor.com. HOWEVER, WE THOUGHT IT WOULD BE HELPFUL TO PROVIDE BRIEF ANSWERS TO SOME QUESTIONS.

Q. 1. WHAT PROPOSALS ARE SHAREHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING SPECIAL MEETING?

A. 1. Shareholders of Hartford MidCap Stock HLS Fund (the "Fund"), a series of Hartford HLS Series Fund II, Inc. (the "Company"), are being asked to consider one proposal (the "Proposal"): to approve a proposed sub-advisory agreement (the "Proposed Agreement") between HL Investment Advisors, LLC ("HL Advisors"), the Fund's investment manager, and Hartford Investment Management Company ("Hartford Investment Management"), an affiliate of HL Advisors, pursuant to which Hartford Investment Management will serve as the sole sub-adviser to the Fund and manage the Fund's assets. The agreement ("Current Agreement") between HL Advisors and Northern Capital Management, LLC ("Northern Capital"), the Fund's current sub-adviser, will be terminated, subject to the approval of the Proposed Agreement by shareholders.


Q. 2. HOW WILL REPLACING NORTHERN CAPITAL WITH HARTFORD INVESTMENT MANAGEMENT AS THE NEW SUB-ADVISER BENEFIT THE FUND AND ITS SHAREHOLDERS?

A. 2. The appointment of Hartford Investment Management as the new sub-adviser is expected to benefit Fund shareholders by: (1) reducing costs, due to the proposed lower management fee schedule; (2) providing access to a talented and experienced investment team; and (3) increasing the potential for economies of scale by providing greater opportunities for additional asset growth.


Q. 3. WHY ARE SHAREHOLDERS BEING ASKED TO APPROVE A NEW SUB-ADVISORY AGREEMENT WITH HARTFORD INVESTMENT MANAGEMENT?

A. 3. Certain laws governing mutual funds require a fund to obtain shareholder approval before entering into a new advisory or sub-advisory agreement. The Fund operates pursuant to an order from the U.S. Securities and Exchange Commission that permits its investment manager to implement new investment sub-advisory agreements with sub-advisers for the Fund with the approval of the Fund's Board of Directors but without shareholder approval, provided those sub-advisers are not affiliated with the investment manager (the "Order"). Under the Order, the investment manager may not enter into a sub-advisory agreement with a sub-adviser that is an "affiliated person," as defined in the Investment Company Act of 1940, as amended, of the Fund or the investment manager without that sub-advisory agreement being approved by Fund shareholders. Because Hartford Investment Management is affiliated with HL Advisors, shareholder approval of the proposed sub-advisory agreement is required.

                                                          CONTINUED ON NEXT PAGE

                               2006 HARTFORD MIDCAP STOCK HLS FUND PROXY, PAGE 2


Q. 4. WILL THE FUND'S INVESTMENT GOAL CHANGE IF THE PROPOSAL IS APPROVED?

A. 4. Yes. The Fund's current investment goal is to seek total investment returns, including capital appreciation and income, that consistently outperform the Standard & Poor's 400 MidCap Index ("S&P MidCap Index"). If the Proposal is approved, the Fund's investment goal will change to a goal of seeking long-term growth of capital. In addition, the Fund's name will be changed to Hartford MidCap Growth HLS Fund.

       If the Proposal is approved, the Fund will continue to seek to achieve its goal by investing at least 80% of its assets in common stocks of mid-capitalization companies. The Fund currently defines mid-capitalization companies as companies that have market values between $1 billion and $12 billion. If the Proposal is approved, the Fund will define mid-capitalization companies as companies with market capitalizations within the collective range of the Russell MidCap Growth and S&P MidCap Indices. As of March 31, 2006, this range was between $453 million and $23.535 billion.

       Currently, the Fund measures its performance against the S&P MidCap Index. If the Proposal is approved, the Russell MidCap Growth Index will be added as an additional benchmark. Hartford Investment Management will use different strategies to achieve the Fund's investment goal than Northern Capital, the Fund's current sub-adviser, uses. Please refer to the enclosed Proxy Statement for information regarding Hartford Investment Management's investment approach.


Q. 5.  WILL THE PROPOSAL RESULT IN HIGHER FUND EXPENSES?

A. 5. No. The Proposal will not increase Fund expenses. If the Proposal is approved, HL Advisors will permanently reduce the Fund's investment advisory fee schedule. The proposed fee schedule, together with the proposed breakpoint schedule, have the effect of lowering fees to be paid by the Fund on assets up to $250 million, and on asset levels above $500 million. On asset levels between $250 million and $500 million, the Fund would pay the same fees under the proposed fee schedule as under the current schedule. HL Advisors will be responsible for paying the sub-advisory fee to Hartford Investment Management. The Fund's other fees are expected to remain the same. Please refer to the Proxy Statement for further information regarding the investment advisory fee schedule.


Q. 6.  HAS THE BOARD OF DIRECTORS APPROVED THE PROPOSAL?

A. 6. Yes. The Board of Directors has reviewed and approved the Proposal. The Board recommends that you vote FOR the Proposal.

                                                          CONTINUED ON NEXT PAGE

                               2006 HARTFORD MIDCAP STOCK HLS FUND PROXY, PAGE 3



Q. 7.  HOW CAN I VOTE?

A. 7.  You can vote:

       o By mail: complete and return your proxy card in the enclosed pre-addressed postage-paid envelope.

       o By telephone: call the toll-free number listed on your proxy card and follow the recorded instructions.

       o By Internet: log on to the website listed on your proxy card and follow the on-screen instructions.

     Whichever method you choose, please take the time to read the Proxy Statement before you vote.


Q. 8.  WHEN SHOULD I VOTE?

A. 8. Please vote as soon as possible. Representatives of The Hartford Financial Services, Inc. ("The Hartford") or MIS, an ADP Company, a firm authorized by The Hartford to assist in the solicitation of proxies, may be contacting you to urge you to vote on this important matter.


Q. 9.  WHERE CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THIS PROXY STATEMENT?

A. 9. For information about voting, please call toll free 1-877-333-2259. To view the Hartford HLS Funds Annual Report for the year ended December 31, 2005, the Hartford HLS Funds Semi-Annual Report for the period ended June 30, 2006, or a copy of this Proxy Statement, or to obtain additional information about the Proxy Statement:

       o For variable life and annuity owners, please go to www.hartfordinvestor.com (see "Your Vote Counts! Get Your 2006 Proxy Information" under "Points of Interest" on or after October 16,
            2006).

       o Or call: 1-800-800-2000 (if you are a Union Security variable life insurance policy owner); or 1-877-836-5854 (if you are a representative or owner of any other qualified retirement plan not administered by Hartford).








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                                                                             END


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[GRAPHIC]
THE
HARTFORD     [FORM OF ADMINISTRATIVE UPDATE]
--------------------------------------------------------------------------------
                                                                       ANNUITIES
--------------------------------------------------------------------------------


OCTOBER 16, 2006                                                     ADMIN 06-27



                   PROXY STATEMENT MAILING TO SHAREHOLDERS OF
                         HARTFORD MIDCAP STOCK HLS FUND



Hartford MidCap Stock HLS Fund (the "Fund") intends to hold a shareholder meeting on November 16, 2006. Proxy Statement packages were mailed on or about October 3, 2006 to shareholders who were registered owners of the Fund as of September 8, 2006.



As is customary with a proxy solicitation, we have engaged a proxy solicitation service - MIS, an ADP Company - to assist us in achieving the necessary votes. To reduce the expense of the solicitation, and avoid client phone calls from the proxy solicitation service, please urge your clients to vote as quickly as possible.


Shareholders of the Fund are being asked to consider one proposal:

     1. To approve a sub-advisory agreement between HL Investment Advisors LLC, the Fund's investment manager, and Hartford Investment Management Company ("Hartford Investment Management"), an affiliate of HL Investment Advisors LLC, pursuant to which Hartford Investment Management will serve as the sole sub-adviser of the Fund and manage the Fund's assets.

Additional information will be available to you on our website on October 16, 2006. Simply log on to www.hartfordinvestor.com after that date and you will have access to the proxy statement, a document that explains the proxy proposals as well as the proxy process, and a link to the voting website.





              BROKER USE ONLY - NOT FOR USE WITH THE GENERAL PUBLIC


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